EXHIBIT 10.18

AMENDMENT NO. 4 TO

EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT

This AMENDMENT NO. 4 TO EARLY PURCHASE PROGRAM ADDENDUM TO LOAN PURCHASE AGREEMENT (the “Amendment”) is made and entered into as of November 26, 2003 by and between Countrywide Home Loans, Inc. (“Countrywide’) and HomeBanc Mortgage Corp. (“Seller”). This Amendment amends that certain Early Purchase Program Addendum to Loan Purchase Agreement by and between Countrywide and Seller dated as of April 4, 2002 (the “EPP Addendum”), which such EPP Addendum supplements that certain Loan Purchase Agreement by and between Countrywide and Seller dated as of July 17, 2001 (including all the Commitments, Amendments, Addenda, Assignments of Trade and Assignments thereto, collectively, the “Loan Purchase Agreement.”).

R E C I T A L S

Countrywide and Seller have previously entered into the EPP Addendum pursuant to which Seller may sell certain loans to Countrywide prior to delivery of certain mortgage loan documents. Countrywide and Seller hereby agree that the EPP Addendum shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Countrywide and Seller hereby agree as follows:

1.	Exhibit J - Outstanding Loan Limit. Countrywide and Seller agree that the Outstanding Loan Limit set forth within Exhibit J of the EPP addendum shall be amended as follows:

“Outstanding Loan Limit:	Ninety Five Million Dollars ($95,000,000) through December 26, 2003 after which it will be Eighty Million Dollars ($80,000,000)

2.	Exhibit J – Over/Under Account; Minimum Balance. Countrywide and Seller agree that the “Minimum Balance” of the Over/Under Account set forth within in Exhibit required to be maintained by Seller shall be amended to 2,850,000 through the latter of December 26, 2003 or until the EPP Loans subject to Review Period are less than $80,000,000 and $2,600,00 thereafter and may be amended at any time at the sole discretion of Countrywide.”

3.	Initial Purchase Price; Adjusted Purchase Price. Countrywide and Seller agrees that Section 3 is deleted in its entirety and replaced with the following:

“Initial Purchase Price and Initial Purchase Price Percentage; Final Purchase Price and Final Purchase Price Percentage.

(a)	Initial Purchase Price. As consideration for each EPP Loan to be purchased hereunder, Countrywide shall pay to Seller, on or before the Purchase Date, a portion of the estimated Final Purchase Price (as defined below) (such portion of the estimated Final Purchase Price, the “Initial Purchase Price”). The Initial Purchase Price shall be equal to the product of the unpaid principal balance of the EPP Loan multiplied by the lesser of (i) the Initial Purchase Price Percentage (as defined below) multiplied by the lesser of par, the estimated Final Purchase Price Percentage (as defined below) or (ii) ninety eight percent (98%) of the estimated Final Purchase Price of the EPP Loan. Countrywide shall pay the Initial Purchase Price to Seller in accordance with the instructions set forth in Exhibit C attached hereto. It is understood and agreed that the Initial Purchase Price, being a portion of the estimated Final Purchase Price, includes a holdback amount to account for Countrywide’s post purchase review and confirmation that the EPP Loan fully complies with Countrywide’s requirements and may include as a holdback certain other normal and customary adjustments fees and/or discounts made by or owed to Countrywide with respect to the EPP Loan under the Program Agreements.

(b)	Initial Purchase Price Percentage. The Initial Purchase Price Percentage shall be that percentage as set forth on Exhibit A attached hereto or as may be adjusted by Countrywide hereafter in accordance with this Addendum. In addition to any other remedies afforded Countrywide, Countrywide may reduce the Initial Purchase Price Percentage in the event of Seller’s breach of its obligations under the Program Agreements. Further, Countrywide may, from time to time, reduce the Initial Purchase Price Percentage to account for any changes in Seller’s financial condition and/or changes in general market conditions, which, in either case, Countrywide determines are material changes.

(c)

Recalculation of Initial Purchase Price During Review Period. If, at any time during the Review Period, (A) (i) Countrywide reasonably determines that the loan characteristics of an EPP Loan are different than those originally represented by Seller and Countrywide reduces the Final Purchase Price Percentage for such EPP Loan, (ii) the Final Purchase Price Percentage for any EPP Loan contained in any Assignment of Trade or Commitment applicable to such EPP Loan is reduced as permitted therein or (iii) any Assignment of Trade or Commitment applicable to any EPP Loan is cancelled as permitted therein and a new Assignment of Trade or Commitment is entered into by Countrywide and Seller with respect to such EPP Loan and the Final Purchase Price Percentage for such EPP Loan is reduced in the new Assignment of Trade or Commitment, notwithstanding anything contained herein to the contrary, Countrywide shall have the right to recalculate the Initial Purchase Price paid for the related EEP Loan pursuant to subsection (a) above to account for any such reductions. Further, if an Assignment of Trade or Commitment is cancelled during the Review Period and a new Assignment of Trade or Commitment is not entered into by Countrywide and Seller with respect to any EPP Loan, Countrywide shall have the right to determine the Final

Purchase Price Percentage of the EPP Loan and recalculate the Initial Purchase Price pursuant to subsection (a) above based on its determination of the Final Purchase Price Percentage of the EPP Loan. In determining the Final Purchase Price Percentage of any EPP Loan as permitted in the foregoing sentence, Countrywide shall base its determination of the Final Purchase Price Percentage on the current market value of the EPP Loan and use reasonable industry standards to determine the current market value of the EPP Loan and shall provide Seller with,. at least one (1) Business Day prior notice of any such determination of the Final Purchase Price Percentage.

If any recalculated Initial Purchase Price for any EPP Loan as permitted herein is less than the original Initial Purchase Price paid by Countrywide to Seller for such EPP Loan, Seller shall at Countrywide’s sole option, immediately refund to Countrywide the difference between the original Initial Purchase Price and the recalculated Initial Purchase Price. Notwithstanding the foregoing, Countrywide shall be entitled to deduct from any excess balance in the Over/Under Account any amounts required to be refunded by Seller to Countrywide hereunder.

(d)	Final Purchase Price. Upon Countrywide’s review of the EPP Loan and the completion of the related Review Period (as defined below), Countrywide shall determine the Final Purchase Price Percentage and Final Purchase Price of the related EPP Loan. The Final Purchase Price shall bean SRP Enhancement (as defined below). The SRP Enhancement shall be equal to the product of (A) the positive difference between (i) the annual note rate of the EPP Loan and (ii) the SRP Enhancement Percent set forth in Exhibit A attached hereto plus (iii) the one month LIBOR rate multiplied by (B) the unpaid principal balance of the EPP Loan (the “SRP Enhancement”). The SRP Enhancement shall be calculated for the period commencing on the Purchase Date and ending on the completion of the Review Period. The difference between the Initial Purchase Price and the Final Purchase Price, if any, shall be debited or credited, as applicable, by Countrywide to the Over/Under Account in accordance with Section 4 hereof.

(e)	Final Purchase Price Percentage. The Final Purchase Price Percentage shall be the estimated Final Purchase Price Percentage at the time the EPP Loan was sold to Countrywide, less any adjustments made thereto by Countrywide as permitted by the Program Agreements. In addition to any other remedies afforded Countrywide, Countrywide may require Seller to repurchase such EPP Loan or Seller and Countrywide may negotiate a revised price based on current market conditions in the event of Seller’s breach of its obligations under the Program Agreements. Further, Countrywide may require Seller to repurchase an EPP Loan or Seller and Countrywide may negotiate a revised price based on current market conditions for any changes in Seller’s financial condition and/or changes in general market conditions, which, in either case, Countrywide determines are material changes.

(f)	Fees. Countrywide shall charge, and Seller shall be obligated to pay, in addition to any other fees applicable under the Program Agreements, a File Fee and a Disbursement, Fee, in connection with each EPP Loan purchased pursuant to this Addendum. The current amounts of these fees, as well as the current amounts of any other fees which are applicable under the Early Purchase Program, are set forth in Exhibit J attached hereto All fees under the Early Purchase Program may be changed by Countrywide from time-to-time upon notice to Seller and may be deducted by Countrywide from the Over/Under Account in accordance with Section 4 hereof.”

4.	No Other Amendments. Other than as expressly modified and amended herein, the EPP Addendum and Loan Purchase Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Countrywide as provided under the EPP Addendum and Loan Purchase Agreement.

5.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the EPP Addendum or Loan Purchase Agreement, as applicable.

6.	Facsimiles: Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Countrywide and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. ‘

COUNTRYWIDE HOME LOANS, INC.		HOMEBANC MORTGAGE CORP.

By:	/S/ THOMAS C. WILLIAMS	By:	/S/

	Signature		Signature

Name:	Thomas C. Williams		Name:

Title:	Executive Vice President		Title:

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